Exhibit 4.9 COMPENSATION POLICY Cellebrite DI Ltd. Compensation Policy for Executive Officers and Directors (As Adopted by the Shareholders on August 30, 2021) 1. Introduction This document sets forth the Compensation Policy for Executive Officers and Directors (this “Compensation Policy” or “Policy”) of Cellebrite DI Ltd. (“Cellebrite” or the “Company”) in accordance with the requirements of the Companies Law, 5759-1999 (the “Companies Law”). Compensation is a key component of Cellebrite’s overall human capital strategy to attract, retain, reward, and motivate highly skilled individuals that will enhance Cellebrite’s value and otherwise assist Cellebrite to reach its business and financial long-term goals. Accordingly, the structure of this Policy is established to tie the compensation of officers and directors to Cellebrite’s goals and performance. For purposes of this Policy, “Executive Officers” shall mean “Office Holders” as such term is defined in Section 1 of the Companies Law, excluding, unless otherwise expressly indicated herein, Cellebrite’s directors. This policy is subject to applicable law and is not intended and should not be interpreted as limiting or derogating from provisions of applicable law to the extent not permitted by such law. This Policy shall apply to compensation agreements and arrangements which will be approved after the date on which this Policy is adopted and shall serve as Cellebrite’s Compensation Policy for five (5) years, commencing as of its adoption, unless amended earlier. The Compensation Committee and the Board of Directors of Cellebrite (the “Compensation Committee” and the “Board”, respectively) shall review and reassess this Policy from time to time, as required by the Companies Law. 2. Objectives Cellebrite’s objectives and goals in setting this Policy are to attract, motivate and retain highly experienced leaders who will contribute to Cellebrite’s success and enhance shareholder value, while demonstrating professionalism in a highly achievement-oriented culture that is based on merit and rewards excellent performance in the long term, and embedding Cellebrite’s core values as part of a motivated behavior. To that end, this Policy is designed, among others: 2.1. To closely align the interests of the Executive Officers with those of Cellebrite’s shareholders in order to enhance shareholder value; 2.2. To align a significant portion of the Executive Officers’ compensation with Cellebrite’s short and long- term goals and performance; 2.3. To provide the Executive Officers with a structured compensation package, including competitive salaries, performance-motivating cash and equity incentive programs and benefits, and to be able to present to each Executive Officer an opportunity to advance in a growing organization; 2.4. To strengthen the retention and the motivation of Executive Officers in the long term;

2.5. To provide appropriate awards in order to incentivize superior individual excellency and corporate performance; and 2.6. To maintain consistency among Executive Officers in the way Executive Officers are compensated. 3. Compensation Instruments Compensation instruments under this Policy may include the following: 3.1. Base salary; 3.2. Benefits; 3.3. Cash bonuses; 3.4. Equity-based compensation; 3.5. Change of control terms; and 3.6. Retirement and termination terms. 4. Overall Compensation - Ratio Between Fixed and Variable Compensation 4.1. This Policy aims to balance the mix of “Fixed Compensation” (comprised primarily of base salary and benefits) and “Variable Compensation” (comprised primarily of cash bonuses and equity-based compensation) in order to, among other things, appropriately incentivize Executive Officers to meet Cellebrite’s short and long-term goals while taking into consideration the Company’s need to manage a variety of business risks. 4.2. The value of the total annual bonus and equity based compensation opportunity of each Executive Officer shall not exceed 95% of the value of the total compensation package of such Executive Officer on an annual basis, as determined based on the accounting principles used by the Cellebrite for its financial statements or such other method as determined by the Compensation Committee or the Board. 5. Inter-Company Compensation Ratio 5.1. In the process of drafting this Policy, Cellebrite’s Board and Compensation Committee have examined the ratio between employer cost associated with the engagement of the Executive Officers and directors, and the average and median employer cost associated with the engagement of Cellebrite’s other employees (including contractor employees as defined in the Companies Law) (the “Ratio”). 5.2. The possible ramifications of the Ratio on the daily working environment in Cellebrite were examined and will continue to be examined by Cellebrite from time to time in order to ensure that levels of executive compensation, as compared to the overall workforce will not have a negative impact on work relations in Cellebrite. B. Base Salary and Benefits 6. Base Salary 6.1. A base salary provides stable compensation to Executive Officers and allows Cellebrite to attract and retain competent executive talent and maintain a stable management team. The base salary varies among Executive Officers, and is individually determined according to the educational background, prior vocational experience, qualifications, role at the company, business responsibilities and the past performance of each Executive Officer. 6.2. Since a competitive base salary is essential to Cellebrite’s ability to attract and retain highly skilled professionals, Cellebrite will seek to establish a base salary that is competitive with base salaries paid to Executive Officers in a peer group of other companies operating in technology sectors which are similar in their characteristics to Cellebrite, as much as possible, while considering, among others, such companies’ size and characteristics including (but not limited to) their revenues, profitability rates, growth rates, market capitalization, number of employees and operating arena (in Israel or globally), the list of which shall be reviewed and approved by the Compensation Committee at least every two years. To that end, Cellebrite shall utilize as a reference, comparative market data and practices, which will include a compensation survey that compares and analyses the level of the overall compensation package offered to an Executive Officer of the Company with compensation packages in similar positions to that of the relevant officer in such companies. Such compensation survey may be conducted internally or through an external independent consultant. 6.3. The Compensation Committee and the Board may periodically consider and approve base salary adjustments for Executive Officers. The main considerations for salary adjustment are similar to those used in initially determining the base salary, but may also include change of role or responsibilities, recognition for professional achievements, regulatory or contractual requirements, budgetary constraints or market trends, or such other factors as determined by the Compensation Committee or the Board. The Compensation Committee and the Board will also consider the previous and existing compensation arrangements of the Executive Officer whose base salary is being considered for adjustment. 7. Benefits 7.1. The following benefits may be granted to the Executive Officers in order, among other things, to comply with legal requirements: 7.1.1. Vacation days in accordance with market practice; 7.1.2. Sick days in accordance with market practice; 7.1.3. Convalescence pay according to applicable law; 7.1.4. Monthly remuneration for a study fund, as allowed by applicable law and with reference to Cellebrite’s practice and the practice in peer group companies (including contributions on bonus payments); 7.1.5. Cellebrite may contribute on behalf of the Executive Officer to an insurance policy, a pension fund or retirement fund, as allowed or required by applicable law and with reference to Cellebrite’s policies and procedures and the practice in similar companies (including contributions on bonus payments); and 7.1.6. Cellebrite shall contribute on behalf of the Executive Officer towards work disability insurance and life insurance, as allowed or required by applicable law and with reference to Cellebrite’s policies and procedures and the practice in similar companies (including contributions on bonus payments). 7.2. Non-Israeli Executive Officers may receive other similar, comparable or customary benefits as applicable in the relevant jurisdiction in which they are employed. Such customary benefits shall be determined based on the methods described in Section 6.2 of this Policy (with the necessary changes and adjustments). 7.3. In events of relocation or repatriation of an Executive Officer to another geography, such Executive Officer may receive other similar, comparable or customary benefits as applicable in the relevant jurisdiction in which he or she is employed or additional payments to reflect adjustments in cost of living. Such benefits may include reimbursements, stipends or other payments for out-of-pocket one- time payments and other ongoing expenses, such as housing allowance, car allowance, home leave visit, tax equalization payments, and other similar costs. 7.4. Cellebrite may offer additional benefits to its Executive Officers to the extent such benefits are reasonable and necessary or comparable to customary market practices, such as, but not to limited: home office expenses, cell phone, company car and travel benefits, reimbursement of business travel (including a daily stipend when traveling) and other business related expenses, insurances, other benefits (such as newspaper subscriptions, academic and professional studies), etc., provided, however, that such additional benefits shall be determined in accordance with Cellebrite’s policies and procedures

C. Cash Bonuses 8. Cash Bonuses - The Objective 8.1. Compensation in the form of an annual or other periodic cash bonus is an important element in aligning the Executive Officers’ compensation with Cellebrite’s objectives and business goals. Therefore, Cellebrite’s compensation philosophy reflects a pay-for-performance element, in which bonus payout eligibility and levels are generally determined based on actual financial or operational results, as well as individual performance. 8.2. A cash bonus may be awarded to an Executive Officer upon the attainment of pre-set periodic objectives and individual targets determined by the Compensation Committee (and, if required by law, by the Board) at the beginning of each calendar or fiscal year or bonus period, or upon engagement, in case of newly- hired Executive Officers, or upon establishment of a new bonus program, taking into account Cellebrite’s short and long-term goals, as well as its compliance and risk management policies. The Compensation Committee and the Board shall also determine applicable minimum thresholds that must be met for entitlement to a cash bonus (all or any portion thereof) and the formula for calculating any such cash bonus payout. In special circumstances, as determined by the Compensation Committee and the Board (e.g., regulatory changes, significant changes in Cellebrite’s business environment, a significant organizational change, a significant merger and acquisition events, or other similar events etc.), the Compensation Committee and the Board may modify the objectives relative weights and the amount of bonus payouts (including decreasing such amounts to zero) during the applicable bonus period. 8.3. In the event the employment of an Executive Officer is terminated prior to the end of a bonus period, the Company may (but shall not be obligated to) pay such Executive Officer a full cash bonus for the applicable period (based on achievement of bonus targets during such period) or a prorated one, or no bonus. 8.4. The actual cash bonus with respect to a bonus period to be awarded to Executive Officers shall be recommended by the chief executive officer (the “CEO”) and approved by the Compensation Committee and the Board. 9. Annual Cash Bonuses - The Formula Executive Officers other than the CEO 9.1. The annual cash bonus opportunity of Cellebrite’s Executive Officers, other than the CEO, will generally be based on performance objectives and a discretionary evaluation of the Executive Officer’s overall performance by the CEO and subject to minimum thresholds. The performance objectives will be determined by Cellebrite’s CEO and approved by the Compensation Committee and the Board at the commencement of each calendar year (or upon engagement, in case of newly hired Executive Officers or in special circumstances as determined by the Compensation Committee and the Board) on the basis of, but not limited to, company, division and individual objectives. The performance objectives and the weight to be assigned to each achievement in the overall evaluation, will be based on overall company performance measures, which may be based on actual financial and operational results, such as (but not limited to) revenues, operating income and cash flow and may further include, divisional or personal objectives which may include operational objectives, such as (but not limited to) market share, initiation of new markets and operational efficiency, customer focused objectives, project milestones objectives and investment in human capital objectives, such as employee satisfaction, employee retention and employee training and leadership programs. In addition, a less significant portion of the annual cash bonus opportunity granted to a Cellebrite Executive Officers, other than the CEO, and in any event not more than 40% of the annual cash bonus, may be based on a discretionary evaluation of such Executive Officer’s overall performance by the CEO. based on quantitative and qualitative criteria or such other criteria as determined by the Compensation Committee and the Board. 9.2. The maximum annual cash bonus that an Executive Officer, other than the CEO, will be entitled to receive for any given calendar year, will not exceed 200% of such Executive Officer’s annual base salary.

CEO 9.3. The annual cash bonus opportunity of Cellebrite’s CEO will be mainly based on performance measurable objectives and subject to minimum thresholds as provided in Section 8.2 above. Such performance measurable objectives will be determined annually by the Compensation Committee and the Board at the commencement of each calendar year (or upon engagement, in case of newly hired CEO or in special circumstances as determined by Compensation Committee the Board) and will be based on company and personal objectives. The performance measurable objectives which include the objectives and the weight to be assigned to each achievement in the overall evaluation, will be based on overall company performance measures, which may be based on actual financial and operational results, such as (by way of example and not by way of limitation) revenues, sales, operating income, cash flow or Company’s annual operating plan and long-term plan. 9.4. In addition, a less significant portion of the annual cash bonus opportunity granted to Cellebrite’s CEO, and in any event not more than 25% of the annual cash bonus, may be based on a discretionary evaluation of the CEO’s overall performance by the Compensation Committee and the Board based on quantitative and qualitative criteria or such other criteria as determined by the Compensation Committee and the Board. 9.5. The target annual cash bonus that the CEO will be entitled to receive for any given fiscal year, will not exceed 100% of his or her annual base salary. 9.6. The maximum annual cash bonus that the CEO will be entitled to receive for any given calendar year, will not exceed 200% of his or her annual base salary. 10. Other Bonuses 10.1. Special Bonus. Cellebrite’s may grant its Executive Officers a special bonus as an award for special achievements (such as in connection with mergers and acquisitions, offerings, achieving target budget or business plan under exceptional circumstances or special recognition in case of retirement) or as a retention award at the CEO’s discretion (and in the CEO’s case, at the Compensation Committee’s and the Board’s discretion), subject to any additional approval as may be required by the Companies Law (the “Special Bonus”). The Special Bonus will not exceed 150% of the Executive Officer’s annual base salary. A Special Bonus can be paid, in whole or in part, in equity in lieu of cash and the value of any such equity component of a Special Bonus shall be determined in accordance with Section 13.3 below. 10.2. Signing Bonus. Cellebrite may grant a newly-recruited Executive Officer a signing bonus at the CEO’s discretion (and in the CEO’s case, at the Compensation Committee’s and the Board’s discretion), subject to any additional approval as may be required by the Companies Law (the “Signing Bonus”). The Signing Bonus will not exceed 200% of the Executive Officer’s annual base salary. 10.3. Relocation/ Repatriation Bonus. Cellebrite may grant its Executive Officers a special bonus in the event of relocation or repatriation of an Executive Officer to another geography (the “Relocation Bonus”). The Relocation bonus will include customary benefits associated with such relocation and its monetary value will not exceed 200% of the Executive Officer’s annual base salary. 10.4. Periodic Bonus. The Board may grant Executive Officers, other than the CEO, periodic cash bonus opportunities (other than the annual cash bonus opportunity described in Section 9) in accordance with the terms of Section 8, but subject to the ratio limitation described in Section 9.2. 11. Compensation Recovery (“Clawback”) 11.1. In the event of an accounting restatement, Cellebrite shall be entitled to recover from its Executive Officers the bonus compensation or performance-based equity compensation in the amount in which such compensation exceeded what would have been paid under the financial statements, as restated, provided that a claim is made by Cellebrite prior to the second anniversary of fiscal year end of the restated financial statements.

11.2. Notwithstanding the aforesaid, the compensation recovery will not be triggered in the following events: 11.2.1. The financial restatement is required due to changes in the applicable financial reporting standards; or 11.2.2. The Compensation Committee has determined that Clawback proceedings in the specific case would be impossible, impractical or not commercially or legally efficient. 11.3. Nothing in this Section 11 derogates from any other “Clawback” or similar provisions regarding disgorging of profits imposed on Executive Officers by virtue of applicable laws or a separate contractual obligation. D. Equity Based Compensation 12. The Objective 12.1. The equity-based compensation for Cellebrite’s Executive Officers is designed in a manner consistent with the underlying objectives in determining the base salary and the annual cash bonus, with its main objectives being to enhance the alignment between the Executive Officers’ interests with the long-term interests of Cellebrite and its shareholders, and to strengthen the retention and the motivation of Executive Officers in the long term. In addition, since equity-based awards are structured to vest over several years, their incentive value to recipients is aligned with longer-term strategic plans. 12.2. The equity-based compensation offered by Cellebrite is intended to be in a form of share options and/or other equity-based awards, such as restricted stock unit awards, in accordance with the Company’s equity incentive plan in place as may be updated from time to time. 12.3. All equity-based incentives granted to Executive Officers (other than bonuses paid in equity in lieu of cash) shall be subject to vesting periods in order to promote long-term retention of the awarded Executive Officers. Unless determined otherwise in a specific award agreement approved by the Compensation Committee and the Board, grants to Executive Officers other than non-employee directors shall vest gradually over a period of between one (1) to four (4) years or based on performance. The exercise price of options shall be determined in accordance with Cellebrite’s policies, the main terms of which shall be disclosed in the annual report of Cellebrite. 12.4. All other terms of the equity awards shall be in accordance with Cellebrite’s equity incentive plans and other related practices and policies. Accordingly Board may, following approval by the Compensation Committee, extend the period of time for which an award is to remain exercisable and make provisions with respect to the acceleration of the vesting period of any Executive Officer’s awards, including, without limitation, in connection with a corporate transaction involving a change of control, and may otherwise modify or amend outstanding awards in accordance with Cellebrite’s equity incentive plans and other related practices and policies, subject to any additional approval as may be required by the Companies Law. 13. General Guidelines for the Grant of Awards 13.1. Equity-based compensation shall be granted from time to time and be individually determined and awarded according to the performance, educational background, prior business experience, qualifications, role and the personal responsibilities of the Executive Officer, and such other criteria as determined by the Compensation Committee and the Board. 13.2. In determining the equity-based compensation granted to each Executive Officer, the Compensation Committee and Board shall consider the factors specified in Section 13.1 above, and in any event the total fair market value of any annual equity-based compensation at the time of grant shall not exceed: (i) with respect to the CEO - the higher of (w) 500% of his or her annual base salary or (x) 0.5% of the Company’s fair market value; and (ii) with respect to each of the other Executive Officers - the higher of (y) 300% of his or her annual base salary or (z) 0.35% of the Company’s fair market value.

13.3. The fair market value of the equity-based compensation for the Executive Officers will be determined by multiplying the number of shares underlying the grant by the market price of Cellebrite’s ordinary shares on or around the time of the grant or according to other acceptable valuation practices at the time of grant, in each case, as determined by the Compensation Committee and the Board. 13.4. The Committee and/or the Board may adopt and maintain minimum shareholding requirements applicable to Executive Officers, such as an appropriate ratio between holdings and base salary, to encourage long-term holding of shares and/or equity and alignment with shareholder interest. E. Retirement and Termination of Service Arrangements 14. Advanced Notice Period Cellebrite may provide an Executive Officer, according to his/her seniority in the Company, his/her contribution to the Company’s goals and achievements and the circumstances of retirement, a prior notice of termination (or equivalent value in cash and other severance benefits) of up to eighteen (18) months in the case of the CEO and twelve (12) months in the case of other Executive Officers, during which the Executive Officer may be entitled to all of the compensation elements, and to the continuation of vesting of his/her equity- based compensation. Such advance notice may or may not be provided in addition to severance, provided, however, that the Compensation Committee shall take into consideration the Executive Officer’s entitlement to advance notice in establishing any entitlement to severance and vice versa. 15. Adjustment Period Cellebrite may provide an additional adjustment period (or equivalent value in cash and other severance benefits) of up to twelve (12) months to the CEO and of up to nine (9) months to any other Executive Officer, according to his/her seniority in the Company, his/her contribution to the Company’s goals and achievements and the circumstances of retirement, during which the Executive Officer may be entitled to all of the compensation elements, and to the continuation of vesting of his/her equity-based compensation. 16. Additional Retirement and Termination Benefits Cellebrite may provide additional retirement and terminations benefits and payments as may be required by applicable law (e.g., mandatory severance pay under Israeli labor laws), or which will be comparable to customary market practices. 17. Non-Compete Grant Upon termination of employment and subject to applicable law, Cellebrite may grant to its Executive Officers a non-compete cash or equity award as an incentive to refrain from competing with Cellebrite for a defined period of time. The terms and conditions of the non-compete grant shall be decided by the Board and the grant date value of such grant (as determined in accordance with generally accepted accounting principles or such other method as determined by the Board) shall not exceed such Executive Officer’s monthly base salary multiplied by twelve (12). The Board shall consider the existing entitlements of the Executive Officer in connection with the consideration of any non-compete grant. 18. Limitation Retirement and Termination of Service Arrangements The total non-statutory payments under Section 14-17 above shall not exceed the Executive Officer’s monthly base salary multiplied by twenty-four (24). The limitation under this Section 18 does not apply to benefits and payments provided under other chapters of this Policy. F. Exculpation, Indemnification and Insurance 19. Exculpation

Cellebrite may exempt its directors and Executive Officers in advance for all or any of his/her liability for damage in consequence of a breach of the duty of care vis-a-vis Cellebrite, to the fullest extent permitted by applicable law. 20. Insurance and Indemnification 20.1. Cellebrite may indemnify its directors and Executive Officers to the fullest extent permitted by applicable law, for any liability and expense that may be imposed on the director or the Executive Officer, as provided in the indemnity agreement between such individuals and Cellebrite, all subject to applicable law and the Company’s articles of association. 20.2. Cellebrite will provide directors’ and officers’ liability insurance (the “Insurance Policy”) for its directors and Executive Officers as follows: 20.2.1. The limit of liability of the insurer shall not exceed the greater of $200 million or 50% of the Company’s shareholders equity based on the most recent financial statements of the Company at the time of approval of the Insurance Policy by the Compensation Committee; and 20.2.2. The Insurance Policy, as well as the limit of liability and the premium for each extension or renewal shall be approved by the Compensation Committee (and, if required by law, by the Board) which shall determine that the sums are reasonable considering Cellebrite’s exposures, the scope of coverage and the market conditions and that the Insurance Policy reflects the current market conditions (at the time of extension or renewal, as the case may be), and it shall not materially affect the Company’s profitability, assets or liabilities. 20.3. Upon circumstances to be approved by the Compensation Committee (and, if required by law, by the Board), Cellebrite shall be entitled to enter into a “run off” Insurance Policy of up to seven (7) years, with the same insurer or any other insurance, as follows: 20.3.1. The limit of liability of the insurer shall not exceed the greater of $200 million or 50% of the Company’s shareholders equity based on the most recent financial statements of the Company at the time of approval by the Compensation Committee; and 20.3.2. The run-off Policy, as well as the limit of liability and the premium for each extension or renewal shall be approved by the Compensation Committee (and, if required by law, by the Board) which shall determine that the sums are reasonable considering the Company’s exposures covered under such policy, the scope of cover and the market conditions, and that the Insurance Policy reflects the current market conditions and that it shall not materially affect the Company’s profitability, assets or liabilities. 20.4. Cellebrite may extend the Insurance Policy in place to include cover for liability pursuant to a future public offering of securities as follows: 20.4.1. The Insurance Policy, as well as the additional premium shall be approved by the Compensation Committee (and if required by law, by the Board) which shall determine that the sums are reasonable considering the exposures pursuant to such public offering of securities, the scope of cover and the market conditions and that the Insurance Policy reflects the current market conditions, and it does not materially affect the Company’s profitability, assets or liabilities. G. Arrangements upon Change of Control 21. The following benefits may (but are not required to) be provided to the Executive Officers upon an involuntary termination of service that occurs less than 3 months prior to or 24 months following a “Change of Control” as shall be defined in the respective incentive plan or employment agreement: 21.1. Up to 100% vesting acceleration of outstanding options or other equity-based awards, including vesting at up to the maximum level possible for performance-based equity-based awards;

21.2. Extension of the exercising period of equity-based compensation for Cellebrite’s Executive Officers for a period of up to one (1) year in case of an Executive Officer other than the CEO and two (2) years in case of the CEO, following the date of termination of employment; and 21.3. Up to an additional six (6) months of continued base salary and benefits following the date of employment termination (the “Additional Adjustment Period”). For avoidance of doubt, such additional Adjustment Period may be in addition to the advance notice (or equivalent value in cash or other severance benefits) and adjustment periods pursuant to Sections 14 and 15 of this Policy, but subject to the limitation set forth in Section 18 of this Policy. 21.4. A cash bonus not to exceed 150% of the Executive Officer’s annual base salary (including the value of any benefits, other than equity) in case of an Executive Officer other than the CEO and 200% in case of the CEO. H. Board of Directors Compensation 22. The following benefits may be provided to Cellebrite’s Board members: 22.1. All Cellebrite’s Board members, excluding the chairman of the Board and external directors, if elected, which shall be subject to the provisions of Section 22.2, may be entitled to an annual cash fee retainer of up to $60,000, Cellebrite committee membership annual cash fee retainer of up to $20,000 and committee chairperson annual cash fee retainer of up to $40,000. The chairperson of Cellebrite’s Board may be entitled to an annual cash fee retainer of up to $150,000. 22.2. The compensation of the Company’s external directors, if elected, shall be in accordance with the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director), 5760-2000, as amended by the Companies Regulations (Relief for Public Companies Traded in Stock Exchange Outside of Israel), 5760-2000, as such regulations may be amended from time to time. 22.3. Notwithstanding the provisions of Sections 22.1 above, in special circumstances, such as in the case of a professional director, an expert director or a director who makes a unique contribution to the Company, such director’s compensation may be different than the compensation of all other directors and may be greater than the maximal amount allowed under Section 22.1. 22.4. Each member of Cellebrite’s Board (excluding the chairman of the Board) may be granted an initial equity-based award in a value of up to $800,000 and annual grants in a value of up to $350,000 each. The equity-based awards shall vest annually over a period of between (i) the earlier of one (1) year and the date of the subsequent annual meeting if the grant is an annual grant made on the date of the prior annual meeting (but in no event less than six (6) months) and (ii) four (4) years. 22.5. The chairperson of Cellebrite’s Board may be granted an initial equity-based award in a value of up to $900,000 and annual grants in a value of up to $400,000 each. The equity-based awards shall vest annually over a period of between (i) the earlier of one (1) year and the date of the subsequent annual meeting if the grant is an annual grant made on the date of the prior annual meeting (but in no event less than six (6) months) and (ii) four (4) years. 22.6. All other terms of the equity awards shall be in accordance with Cellebrite’s equity incentive plans and other related practices and policies. Accordingly, the Compensation Committee or the Board may extend the period of time for which an award is to remain exercisable and make provisions with respect to the acceleration of the vesting period of any awards, including, without limitation, in connection with a corporate transaction involving a change of control, and may otherwise modify or amend outstanding awards in accordance with Cellebrite’s equity incentive plans and other related practices and policies, subject to any additional approval as may be required by the Companies Law. 22.7. In addition, members of Cellebrite’s Board may be entitled to reimbursement of expenses in connection with the performance of their duties. 22.8. It is hereby clarified that the compensation (and limitations) stated under Section H will not apply to directors who serve as Executive Officers.

I. Miscellaneous 23. Nothing in this Policy shall be deemed to grant any of Cellebrite’s Executive Officers or employees or any third party any right or privilege in connection with their employment by the Company. Such rights and privileges shall be governed by the respective personal employment agreements. The Board may determine that none or only part of the payments, benefits and perquisites detailed in this Policy shall be granted, and is authorized to cancel or suspend a compensation package or part of it. 24. An Immaterial Change in the Terms of Employment of an Executive Officer other than the CEO may be approved by the CEO, provided that the amended terms of employment are in accordance with this Policy. An “Immaterial Change in the Terms of Employment” means a change in the terms of employment of an Executive Officer with an annual total cost to the Company not exceeding an amount equal to two (2) monthly base salaries of such employee. 25. In the event that new regulations or law amendment in connection with Executive Officers’ and directors’ compensation will be enacted following the adoption of this Policy, Cellebrite may follow such new regulations or law amendments, even if such new regulations conflict with the terms set forth herein. ********************* This Policy is designed solely for the benefit of Cellebrite and none of the provisions thereof are intended to provide any rights or remedies to any person other than Cellebrite.